Exhibit (d)(ix)(B)

Amended and Restated SCHEDULE A

DATED MAY 16, 2018

TO THE

INVESTMENT ADVISORY AGREEMENT DATED June 25, 2010

BETWEEN

FUNDVANTAGE TRUST AND Asset Management Group of Bank of Hawaii

Series of FundVantage Trust	Effective Date

Tax-Free Securities Fund	June 25, 2010

Tax-Free Short Intermediate Securities Fund	June 25, 2010

U.S. Government Money Market Fund	May 16, 2018

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel Weiss
Title:	President

ASSET MANAGEMENT GROUP OF BANK OF HAWAII

By:	/s/ Stephen K. Rodgers
Name:	Stephen K. Rodgers
Title:	Executive Vice President

A-1

Amended and Restated SCHEDULE B

DATED MAY 16, 2018

TO THE

INVESTMENT ADVISORY AGREEMENT DATED June 25, 2010

BETWEEN

FUNDVANTAGE TRUST AND The Asset Management Group of Bank of Hawaii

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Tax-Free Securities Fund	0.20% (20 basis points)	June 25, 2010
Tax-Free Short Intermediate Securities Fund	0.20% (20 basis points)	June 25, 2010
U.S. Government Money Market Fund	0.40% (40 basis points)	May 16, 2018

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel Weiss
Title:	President

ASSET MANAGEMENT GROUP OF BANK OF HAWAII

By:	/s/ Stephen K. Rodgers
Name:	Stephen K. Rodgers
Title:	Executive Vice President

B-1